Exhibit 99.1

THE LGL GROUP REPORTS FIRST QUARTER 2021 RESULTS

ORLANDO, FL May 12, 2021 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced its financial results for the three months ended March 31, 2021.

•	Revenues of $6.5 million declined (24.2%) compared to Q1 2020 revenues of $8.6 million
•	Operating loss of $60,000 versus income of $0.7 million for the prior year period
•	Diluted net income of $0.01 per share compared to $0.04 per share for the prior year quarter
•	Adjusted EBITDA for Q1 2021 was $0.2 million compared to $0.7 million for Q1 2020
•	Backlog was $20.4 million versus $19.8 million at December 31, 2020 and $22.6 million at March 31, 2020

The Company’s President and Chief Executive Officer, Mike Ferrantino, said “Although we continue to feel the effects of COVID-19 on our businesses, the prospects for LGL are strong and I am privileged to have the opportunity to begin leading LGL this month, an exciting time from both an investment and operating prospective.”

Commenting on the Company’s Q1 2021 results, Bill Drafts, President and Chief Executive Officer of LGL’s main operating unit, MtronPTI, stated “We are committed to streamlining our operations and implementing high-payback capital improvements as we manage the impact of  COVID-19 on our customers, suppliers and employees. We are confident MtronPTI will emerge a stronger, more efficient company as business conditions improve.”

Financial Results Review

Revenues were $6.5 million versus $8.6 million for the first quarter of 2020, a decrease of $2.1 million, or 24.2%. Revenues were significantly impacted by the decline in the avionics market and the delay of orders from certain customers experiencing semiconductor component shortages. The comparison also reflects the pre-COVID-19 conditions in all markets during the first quarter of 2020.  The backlog was $20.4 million versus $19.8 million last quarter and $22.6 million for first quarter 2020. Quarterly bookings have been improving sequentially over the last few quarters but remain substantially below pre-COVID-19 levels. Improvement in new avionics bookings started this quarter, but deliveries are not being scheduled until early next year.

Gross margins were 32.7% compared to 34.3% for the prior year quarter. Gross margins were impacted by the temporary onshoring of production to our U.S. factories after last year’s COVID-19 shutdown of India and lower avionics volume at our Yankton plant, resulting in increased production costs. Cost saving measures have been taken, but certain costs continue to be incurred to preserve manufacturing capabilities in both our India and Yankton plants.

Operating loss was $60,000 compared to income of $0.7 million for the first quarter of 2020 largely reflecting the reduced revenue and, to a lesser degree, lower margins.

Diluted earnings per share were $0.01 per share compared to $0.04 per share in the first quarter of 2020. Weighted average shares outstanding at March 31, 2021 were 5.4 million versus 5.1 million at March 31, 2020.

Quarterly adjusted EBITDA, a non-GAAP measure, was $0.2 million in the first quarter of 2021 versus $0.7 million in the first quarter of 2020.  (See GAAP reconciliation in the Appendix.)

Balance Sheet

The Company’s strong balance sheet reflects a net cash position including marketable securities of $24.6 million at March 31, 2021 compared to $24.1 million at December 31, 2020. The Company continues to explore growth organically and through diversified merger and acquisitions and believes the relationship with the SPAC has enhanced its strategic profile in this context.

The Company’s investment in the Sponsor of the SPAC, LGL Systems Acquisition Corp. (NYSE-DFNS), is expected to realize value for shareholders. In March 2021, DFNS announced it signed a business combination agreement with IronNet Cybersecurity, Inc. (“IronNet”), an innovative leader transforming cybersecurity through Collective Defense. The combined company will be renamed “IronNet Cybersecurity, Inc.” and will be listed on the NYSE American and trade under the ticker symbol “IRNT”. The Company subscribed to a $2.7 million investment into the Sponsor in March 2021 which it funded in May. The investment will be part of the Sponsor syndication of $5.66 million organized to participate in a $125 million private placement (“PIPE”) purchase of 12,500.000 shares of DFNS Class A common stock.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended March 31,
	2021	2020
REVENUES	$6,536	$8,618
Costs and expenses:
Manufacturing cost of sales	4,401	5,662
Engineering, selling and administrative	2,195	2,296
OPERATING (LOSS) INCOME	(60)	660
Total other income (expense), net	93	(423)
INCOME BEFORE INCOME TAXES	33	237
Income tax expense	6	54
NET INCOME	$27	$183

Weighted average number of shares used in basic EPS calculation	5,272,204	5,052,184
BASIC NET INCOME PER COMMON SHARE	$0.01	$0.04
Weighted average number of shares used in diluted EPS calculation	5,350,571	5,097,879
DILUTED NET INCOME PER COMMON SHARE	$0.01	$0.04

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	March 31, 2021		December 31, 2020
ASSETS
Cash and cash equivalents	$18,678		$18,331
Marketable securities	5,918		5,791
Accounts receivable, net	3,913		4,122
Inventories, net	5,339		5,280
Prepaid expenses and other current assets	365		257
Total Current Assets	34,213		33,781
Property, plant, and equipment, net	2,725		2,785
Right-of-use lease assets	396		422
Equity investment in unconsolidated subsidiary	5,721	*	3,072
Intangible assets, net	308		327
Deferred income taxes, net	3,023		3,052
Other assets	64		16
Total Assets	$46,450		$43,455
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	6,308	*	3,397
Total Long-Term Liabilities	272		293
Total Liabilities	6,580		3,690
Total Stockholders' Equity	39,870		39,765
Total Liabilities and Stockholders' Equity	$46,450		$43,455

* Includes $2.7 million subscription agreement with Sponsor for PIPE

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended March 31,
	2021	2020
(000's, except share and per share amounts)
Net income before income taxes	$33	$237
Interest expense, net	3	—
Depreciation and amortization	134	135
Non-cash stock compensation	78	10
Investment (income) loss	(127)	293
Loss on equity investment in unconsolidated subsidiary	76	39
Adjusted EBITDA	$197	$714

Basic per share information:
Weighted average shares outstanding	5,272,204	5,052,184
Adjusted EBITDA per share	$0.04	$0.14

Diluted per share information:
Weighted average shares outstanding	5,350,571	5,097,879
Adjusted EBITDA per share	$0.04	$0.14